FIRST AMENDMENT TO
INTELLECTUAL PROPERTY LICENSE
This First Amendment to Intellectual Property License (the “Amendment”) is dated as of April 9, 2019 but shall be effective as of January 31, 2019 (the “Amendment Effective Date”) by and between, on the one hand, Hologic, Inc., a Delaware corporation (“Hologic”), and Gen-Probe Incorporated, a Delaware corporation (“Gen-Probe”, and together with Hologic, “Licensor”), and, on the other hand, Grifols Diagnostic Solutions Inc., a Delaware corporation (“Licensee”). Licensor and Licensee are referred to herein individually as a “Party” and collectively as the “Parties”.
RECITALS
WHEREAS, Hologic, Gen-Probe and Licensee entered into that certain Intellectual Property License effective as of January 31, 2017 (the “Agreement”); and
WHEREAS, Licensor and Licensee wish to amend the Agreement to extend the term of the Trademark Term and provide for the payment of certain consideration by Licensee to Licensor for such extension of the Trademark Term.
NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
TERMS

1.	Definitions. All capitalized terms used in this Amendment but not otherwise defined herein will have the respective meaning given to such terms in the Agreement.

2.	Amendment to Section 3.1. Section 3.1 of the Agreement is hereby amended and restated to read in its entirety as follows:
“Section 3.1    License Grant. Subject to the terms and conditions set forth in this Agreement, Licensor hereby grants, and shall cause its applicable Affiliates (including Gen‑Probe) to grant, to Licensee, and Licensee hereby accepts, a non-exclusive, worldwide, fully paid-up, royalty-free, non-sublicenseable (except as set forth in Section 2.1(c)), non-transferable (except as set forth in Section 10.12) license to use the Licensed Marks in connection with the Exploitation of Licensed Products in the Licensed Fields during the Trademark Term.

(a)
Starting with the third year of the Trademark Term (such third year commencing on February 1, 2019 and ending on January 31, 2020) and provided that the Licensed Marks remain in force, Licensee shall pay to Licensor an annual license fee of US$1,000,000 for each remaining year of the Trademark Term. Such fee will accrue on January 1 of each year of the Trademark Term and shall be paid in equal quarterly installments (each, a “Trademark License Payment”) 60 days from the date Licensee receives Licensor’s invoice, provided that for the last month of the Trademark Term, the fee shall be reduced by 1/12th so that no fee applies to the last month of the Trademark Term.

(b)
For the avoidance of doubt, (x) Licensee shall not be entitled to a refund of any portion of any quarterly Trademark License Payment for a quarterly period that began prior to the effective time of any termination of the Trademark Term and (y) Licensee shall not be required to make any quarterly Trademark License Payments for any quarterly period that begins after the effective time of any such termination of the Trademark Term.”

3.	Amendment to Section 4.1. Section 4.1 of the Agreement is hereby amended and restated to read in its entirety as follows:
“Section 4.1    Agreement Term. This Agreement and the licenses granted herein shall be effective as of the Effective Date and shall remain in effect perpetually, other than (a) with respect to the Licensed Marks, subject to Section 3.3, the rights granted hereunder shall endure until the seventh anniversary of the Effective Date (the “Trademark Term”), provided that starting in the third year of the Trademark Term Licensee shall have the right to terminate the license with respect to the Licensed Marks for convenience by providing Licensor with at least twelve months prior written notice in accordance with the terms of Section 10.5 (Notices), (b) with respect to the Licensed Patents, the rights granted hereunder shall endure until the expiration of the last to expire claim in such Licensed Patents and, in the event there becomes a time when no issued Patents remain, such time when the last claim in an applied-for Patent has been pending for ten years (the “Patent Term”), (c) with respect to the Licensed Copyrights, the rights granted hereunder shall endure until the expiration of the last to expire of the Licensed Copyrights (the “Copyright Term”) and (d) with respect to the Licensed Know-How, Licensor Improvements and Licensee Improvements, the rights granted hereunder shall endure for so long as any rights in such Licensed Know-How, Licensor Improvements and Licensee Improvements remain in effect (the “Know-How Term”, and together with the Trademark Term, Patent Term and Copyright Term, the “Term”).”

4.	Amendment to Section 4.4. Section 4.4 of the Agreement is hereby amended and restated to read in its entirety as follows:
“Section 4.4    Effect of Termination. Upon the termination of this Agreement or the termination of a license granted hereunder, in each case pursuant to Section 4.1, Section 4.2 or Section 4.3, the applicable license granted in this Agreement shall terminate and Licensee shall have no further right to use such Licensed Intellectual Property (other than Jointly Owned Intellectual Property) and shall cease using any inventions or refrain from making, using, selling, offering for sale and importing any product covered by such Licensed Intellectual Property (other than Jointly Owned Intellectual Property).”

5.
No Other Amendments. Except as expressly provided in this Amendment, the Agreement is, and shall continue to be, in full force and effect in accordance with its terms, without further amendment thereto.

6.
Counterparts. This Amendment may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties.

7.	Facsimile or .pdf Signature. This Amendment may be executed by facsimile or .pdf signature and a facsimile or .pdf signature shall constitute an original for all purposes.

8.
Governing Law. This Amendment and all disputes or controversies arising out of or relating to this Amendment or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of New York.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the Amendment Effective Date by their respective officers thereunto duly authorized.
HOLOGIC, INC.

By:	/s/ Thomas A. West Name: Thomas A. West Title: President, Diagnostic Solutions Division
GEN-PROBE INCORPORATED

By:	/s/ John M. Griffin Name: John M. Griffin Title: President

GRIFOLS DIAGNOSTIC SOLUTIONS INC.

By:	/s/ Carsten Schroeder Name: Carsten Schroeder Title: President and CEO